UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

SPEED COMMERCE, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

                                     Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Item 7.01      Regulation FD Disclosure

SIGNATURES

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2015, Speed Commerce, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing that it received written notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) that it was not in compliance with the minimum stockholders’ equity requirements set forth in Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires the issuing company of listed securities to maintain a minimum stockholders’ equity of $2,500,000.

On January 12, 2016, the Company received a notification letter from Nasdaq indicating that it will delist and suspend trading in the Company’s shares effective at the open of business on Thursday, January 21, 2016. Following the suspension of trading of the Company’s common stock on January 21, 2016 on the Nasdaq exchange, the Company anticipates that its common shares will begin trading on the OTC Markets under the trading symbol SPDC.

Item 7.01 Regulation FD Disclosure

As disclosed in that certain Current Report on Form 8-K filed by the Company on April 16, 2015, the Company has been engaged in a process of exploring strategic alternatives, including a sale of the Company. That process has resulted in the Company receiving a number of offers for it to be acquired; however, those offers have included terms stating that the consideration provided in connection with such a transaction would be below the level of the Company’s secured debt.

Further, as disclosed in that certain Current Report on Form 8-K filed by the Company on December 21, 2015, the Company is in default of the terms of that certain Amended and Restated Credit and Guaranty Agreement dated as of November 21, 2014, by and among the Company and Garrison Loan Agency Services LLC, as Administrative Agent and Collateral Agent, and the lenders from time to time party thereto (collectively, the “Lenders”), as amended (the “Credit Agreement”), and the Company and the Lenders have entered into a Forbearance Agreement with respect to this default (the “Forbearance Agreement”). The Forbearance Agreement states that the Company’s Lenders will refrain from exercising any rights or remedies that they may have under the Credit Agreement, or otherwise, in respect of this default for 45 days, or until January 30, 2016, unless a breach of the Forbearance Agreement occurs prior to such date.

The Company does not anticipate that it will be able to cure, or receive a waiver of, this default under its Credit Agreement. Further, based on the Company’s exploration of strategic alternatives, it does not anticipate that a transaction will be available to it that would result in the repayment of the Company’s debt pursuant to the Credit Agreement. Accordingly, absent unforeseen changes in the Company’s current financial situation, if the Company’s Lenders act to enforce their rights and remedies, the Company does not anticipate there will be any value in its equity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPEED COMMERCE, INC.

Dated: January 15, 2016	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	General Counsel and Secretary